SECURITIES PURCHASE AGREEMENT




                            DATED AS OF JULY 13, 2000




                                  BY AND AMONG




                           OPHTHALMIC IMAGING SYSTEMS,

                          PREMIER LASER SYSTEMS, INC.,




                                       AND




                         MEDIVISION MEDICAL IMAGING LTD.


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                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT, dated as of July 13, 2000 (this "AGREEMENT"), is entered into by and among Ophthalmic Imaging Systems, a California corporation ("OIS"), Premier Laser Systems, Inc., a California corporation ("PREMIER") and MediVision Medical Imaging Ltd., an Israeli corporation ("MEDIVISION").

                                   WITNESSETH:

         WHEREAS, Premier owns, beneficially and of record, 2,131,758 shares of OIS common stock (the "PREMIER COMMON") and 150 shares of OIS Series B Preferred Stock (the "PREMIER SERIES B PREFERRED"), and Premier is a party to that certain Agreement, dated as of October 21, 1999 (the "SERIES B PURCHASE AGREEMENT"), by and between OIS and Premier, whereby Premier has the right to purchase additional shares of Series B Preferred Stock upon the exercise of outstanding OIS options held by OIS employees and directors;

         WHEREAS, pursuant to that certain Manufacturing Agreement, dated March 7, 1999, by and between OIS and Premier (the "MANUFACTURING AGREEMENT"), Premier owns certain inventory of OIS products and materials (the "PREMIER INVENTORY") used in the manufacture of certain OIS products;

         WHEREAS, Premier has asserted that OIS owes certain amounts to Premier including, but not limited to, a promissory note in the principal amount of five hundred thousand dollars ($500,000), dated April 30, 1998, plus accrued and unpaid interest thereon and additional advances in the approximate amount of $1,608,000 (the "PREMIER NOTE," and the Premier Note and the additional amounts owed to Premier are referred to herein as the "PREMIER Debt");

         WHEREAS, OIS has asserted that it has certain defenses and offsets to the Premier Debt, which Premier disputes;

         WHEREAS, OIS and Premier have made claims against each other relating to the Manufacturing Agreement and certain other aspects of the relationship between them;

         WHEREAS, in connection with the transactions contemplated hereby, OIS and Premier wish to resolve all disputes and terminate all existing agreements between the companies;

         WHEREAS, Premier wishes to sell to MediVision, and MediVision wishes to purchase from Premier, the Premier Debt, the Premier Common and the Premier Series B Preferred;

         WHEREAS, Premier wishes to sell and OIS wishes to purchase the Premier Inventory, on the terms and conditions set forth herein;

         WHEREAS, MediVision wishes to provide $1,500,000 of working capital financing to OIS, which obligations shall be convertible, at MediVision's option, into shares of OIS common stock (the "OIS COMMON") pursuant to a Working Capital Funding Agreement, dated as of July 13, 2000, between OIS and MediVision (the "FUNDING Agreement");

         WHEREAS, MediVision is willing to loan OIS up to two hundred and sixty thousand dollars ($260,000) (the "LOAN"), pursuant to a Loan and Security Agreement between OIS and MediVision (the "SECURITY AGREEMENT"), to allow OIS to purchase certain inventory, including the Premier Inventory, which Loan will be secured by the inventory so purchased and the proceeds thereof, as collateral;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, promises and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         1.1. DEFINITIONS. The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

         "AFFILIATE" has the meaning ascribed to it in Rule 12b-2 under the Exchange Act.

         "COMMISSION DOCUMENTS" means all reports, schedules, forms, statements and other documents required to be filed with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force.

         "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, encumbrance, encroachment, lien (statutory or otherwise), claim, option, reservation, priority, preferential arrangement, easement, encumbrance or interest of any kind.

         "MATERIAL ADVERSE EFFECT" means any effect on the business, results of operations, prospects, properties, assets or financial condition of the entity in question that is material and adverse to such entity.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, governmental entity or any other entity.

         "PREMIER ASSETS" means the Premier Debt, the Premier Common, the Premier Series B Preferred and the Premier Inventory.

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         "REGISTRATION RIGHTS AGREEMENT" means a registration rights agreement to be entered into between MediVision and OIS in the form annexed hereto as Exhibit B with respect to the registration of the capital stock of OIS to be acquired by MediVision pursuant to this Agreement and the Funding Agreement, as described therein.

         "REGULATION" means (1) any applicable law, rule, regulation, ordinance, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body, and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal law then in force.

         "TRANSACTION DOCUMENTS" means this Agreement, the Funding Agreement, the Registration Rights Agreement and the Security Agreement.

         "TRANSACTIONS" means, collectively, the transactions undertaken pursuant to, or otherwise contemplated by, the Transaction Documents.

         1.2 ADDITIONAL DEFINITIONS. Additional defined terms are found in the body of this Agreement. In addition, the masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder," and other words of similar import, when used in this Agreement, refer to this Agreement as a whole, and not to any particular section or subsection.

                                   ARTICLE II

                        PURCHASE AND SALE TERMS; CLOSING

         2.1 PURCHASE AND SALE OF THE PREMIER DEBT, PREMIER SHARES AND PREMIER INVENTORY.

                  (a) PURCHASE AND SALE OF PREMIER DEBT. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Premier shall sell, assign, transfer, convey and deliver to MediVision, and MediVision shall purchase, acquire and accept from Premier, all right, title and interest in and to the Premier Debt, free and clear of any and all Liens. Prior to the Closing, and as a condition thereto, Premier and OIS shall amend the terms of the Premier Debt to provide that, subject to, and effective as of, the Closing, all amounts due and payable with respect to the Premier Debt shall automatically be converted into OIS Common at a conversion price per share of $0.55, which amendment (the "PREMIER DEBT AMENDMENT") shall be in form and substance reasonably satisfactory to MediVision.


                                       3
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                  (b) PURCHASE AND SALE OF PREMIER SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Premier shall sell, assign, transfer, convey and deliver to MediVision, and MediVision shall purchase, acquire and accept from Premier, all right, title and interest in and to the Premier Common and the Premier Series B Preferred (collectively, the "PREMIER SHARES"), free and clear of any and all Liens, other than restrictions imposed by federal or state securities laws. Pursuant to the Certificate of Determination of Preferences of Series B Preferred Stock of OIS, the Premier Series B Preferred shall automatically convert into shares of OIS common stock upon transfer by Premier.

                  (c) PURCHASE AND SALE OF PREMIER INVENTORY. Subject to the terms and conditions of this Agreement, at the Closing, Premier shall sell, assign, transfer, convey and deliver to OIS and OIS shall purchase, acquire and accept from Premier (with the funding for such purchase to be provided by MediVision), all right, title and interest in and to the Premier Inventory, free and clear of all Liens, determined to be in useable and in good condition after a physical inventory conducted jointly by OIS and Premier, for an aggregate purchase price of up to six hundred and twenty five thousand dollars ($625,000), as determined in accordance with Section 2.3.

                  (d) PAYMENT; DELIVERIES. At the Closing, Premier shall deliver to MediVision the following: (i) the original Premier Note and evidence of transfer of the balance of the Premier Debt, with the Note endorsed in favor of MediVision in form and substance reasonably satisfactory to MediVision and its counsel, together with the Premier Debt Amendment, duly executed and delivered by OIS and Premier; (ii) the stock certificate or certificates representing the Premier Common Stock and the stock certificate or certificates representing the Premier Series B Preferred, together with stock powers duly executed by Premier and in form and substance suitable for transfer of the Premier Shares to MediVision; (iii) a certificate, dated as of the Closing Date and duly executed by an executive officer of Premier, certifying that each of the representations and warranties of Premier set forth in Article III hereof are true, correct and complete as of the date hereof and as of the Closing Date, and that Premier has performed and satisfied all covenants, agreements and obligations required hereunder to be performed and satisfied by it on or prior to the Closing Date; and (iv) the written consent, if required, of Premier's lenders to the transfer of the Premier Debt, Premier Shares and/or the Premier Inventory. The aggregate purchase price for the Premier Debt, the Premier Shares and the Premier Inventory (with $625,000 (subject to adjustment) of such purchase price allocated to the Premier Inventory in accordance with Section 2.3) shall consist of the following (1) two million, two hundred thousand dollars ($2,200,000), assuming no adjustment to the value of the Premier Inventory, paid by wire transfer on the Closing Date to an account designated in writing by Premier and
(2) registered and freely transferable ordinary shares of MediVision valued at $1,000,000 in the aggregate (the "MEDIVISION SHARES") delivered to Premier on the Closing Date, which valuation shall be based on the average closing price of such MediVision Shares on the Brussels EURO.N.M. for the five (5) trading days immediately preceding the date of Bankruptcy Court Approval (hereinafter defined). The delivery of the MediVision Shares shall be conditioned on Premier's undertaking not to effect any sales of such shares for a period of six weeks following Bankruptcy Court Approval, with weekly sales thereafter not to exceed an aggregate of 20% of the number of MediVision Shares originally delivered to Premier. MediVision shall have the option to repurchase the MediVision Shares from Premier at any time after the Closing for $1,000,000 in cash, less any gross proceeds realized by Premier from its prior sales of such MediVision Shares, in accordance with the provisions of the Put and Call Agreement, to be entered into by Premier and MediVision at the Closing, in the form of EXHIBIT B annexed hereto (the "PUT AND CALL AGREEMENT"). To the extent that Premier fails to realize $1,000,000 of gross proceeds within eleven weeks of the Closing, MediVision shall, upon Premier's request, pay to Premier the difference in cash, in accordance with the terms of the Put and Call Agreement. At the Closing, Premier shall deliver the Premier Inventory to OIS and the Premier Debt and the Premier Shares to MediVision.

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                  (e) CLOSING. The consummation of the purchase and sale of the
Premier Debt, the Premier Shares and the Premier Inventory (the "CLOSING"), shall take place on the first business day following satisfaction of the conditions in Article VII and approval of the transactions contemplated herein by the U.S. Bankruptcy Court (the "BANKRUPTCY COURT") having jurisdiction over Premier's proceeding under Chapter 11 of the U.S. Bankruptcy Code (such approval referred to herein as the "BANKRUPTCY COURT APPROVAL"), at the principal business office of Premier or at such other place or date thereafter as Premier, OIS and MediVision may agree in writing.

         2.2 TERMINATION OF CERTAIN AGREEMENTS. Upon the Closing, the Series B Purchase Agreement and the Manufacturing Agreement shall terminate, and shall be of no further force or effect.

         2.3 INVENTORY ADJUSTMENTS. The purchase price of the Premier Inventory will be reduced, on a dollar for dollar basis, if and to the extent that, the value of Premier Inventory is less than $625,000. Such value shall be based upon a physical inventory conducted by representatives of Premier and OIS jointly, as soon as possible, after execution of this Agreement and will identify quantities and types of materials on hand. The value of the Premier Inventory, other than finished goods, shall then be determined by the application of historical or current cost, whichever is lower, of the raw materials or material components of work in process so identified. The value of any finished goods shall be based on the contract price for those products under the Manufacturing Agreement. Any purchases of raw materials, work in progress or finished goods from Premier Inventory by OIS before the Closing shall similarly cause a reduction in the value of Premier Inventory by the amount of the purchase.

         2.4 MUTUAL RELEASE. At the Closing, OIS and Premier shall execute and deliver the mutual release referred to in Section 7.1(e).

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PREMIER

         Premier hereby represents and warrants to MediVision and OIS as follows:


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         3.1 POWER AND CAPACITY; AUTHORIZATION. Premier is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Subject to the requirements of the Bankruptcy Code, Premier has full corporate power and authority to conduct its business as presently conducted by it and to own, lease or operate its assets and properties as presently owned, leased and operated by it and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Premier, and no other corporate proceedings by Premier are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Subject to Bankruptcy Court Approval (as hereinafter defined), this Agreement has been duly and validly executed and delivered by Premier, and, assuming this Agreement constitutes a legal, valid and binding obligation of each of the other parties hereto, constitutes a legal, valid and binding agreement of Premier, enforceable against Premier in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

         3.2 NO CONFLICTS. Subject to Bankruptcy Court Approval, the execution, delivery and performance of this Agreement by Premier will not (a) constitute a breach or violation of any provisions of Premier's Articles of Incorporation or Bylaws, (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree applicable to or by which Premier or any of its assets or properties is bound, or (c) conflict with or result in a breach of or default (or any event which, with the giving of notice or lapse of time or both, would constitute a breach or default) under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which Premier is a party or by which its assets or properties is bound, which conflict, breach or default would have a material adverse effect on the ability of Premier to perform its obligations under this Agreement.

         3.3 OWNERSHIP OF SECURITIES. Premier is the record and beneficial owner of the Premier Common and Premier Series B Preferred and the holder of all legal, equitable and beneficial right, title and interest in and to the Premier Debt, free and clear of any and all Liens, except for, in the case of the Premier Shares, restrictions imposed by federal or state securities laws. Premier has not sold, assigned, transferred or conveyed, or attempted or purported to sell, assign, transfer or convey, to any Person any portion of the Premier Shares or any right, title or interest therein or in or to the Premier Debt.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF MEDIVISION

         MediVision hereby represents and warrants to Premier and OIS as follows:

         4.1 POWER AND CAPACITY; AUTHORIZATION. MediVision is a corporation duly organized, validly existing and in good standing under the laws of Israel. MediVision has full corporate power and authority to conduct its business as presently conducted by it and to own, lease or operate its assets and properties as presently owned, leased and operated by it and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by MediVision's board of directors or other governing body and no other corporate proceedings by MediVision are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MediVision and, assuming this Agreement constitutes a legal, valid and binding obligation of each of the other parties hereto, constitutes a legal, valid and binding agreement of MediVision, enforceable against MediVision in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

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         4.2 NO CONFLICTS. The execution, delivery and performance of this
Agreement by MediVision will not (a) constitute a breach or violation of any provisions of MediVision's articles of incorporation or bylaws or comparable charter documents, (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree applicable to or by which MediVision or any of its assets or properties is bound, or (c) conflict with or result in a breach of or default (or any event which, with the giving of notice or lapse of time or both, would constitute a breach or default) under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which MediVision is a party or by which MediVision or any of its assets or properties is bound, which conflict, breach or default would have a material adverse effect on the ability of MediVision to perform its obligations under this Agreement.

         4.3 INVESTIGATION AND ECONOMIC RISK. MediVision acknowledges that it has had an opportunity to discuss the business, affairs, financial condition, results of operations and current prospects of OIS with the officers, directors and employees of OIS and to conduct reasonable diligence efforts. MediVision acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

         4.4 PURCHASE FOR OWN ACCOUNT. The Premier Shares, the Premier Debt and the OIS Shares are being acquired by MediVision for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

         4.5 EXEMPT FROM REGISTRATION AND RESTRICTED SECURITIES. MediVision understands that the Premier Shares and the Premier Debt will not be registered under the Securities Act, on the grounds that the sales provided for in this Agreement are exempt from registration under the Securities Act, and that the reliance of Premier and OIS on such exemption is predicated in part on MediVision's representations set forth in this Agreement. MediVision understands that the Premier Shares and the Premier Debt being purchased hereunder are restricted securities within the meaning of Rule 144 under the Securities Act and that they are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available. It is further understood that each certificate representing Premier Shares and any other securities issued in respect of the any of the foregoing upon any stock split, stock dividend, recapitalization, merger, or similar event shall be stamped or otherwise imprinted with an appropriate restrictive legend. Each certificate representing the Premier Shares may be endorsed with any legends required by any state blue sky laws and/or the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

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         4.6 ACCREDITED INVESTOR. MediVision is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

         4.7 ISSUANCE OF MEDIVISION SHARES. At the time of the delivery thereof to Premier, the MediVision Shares shall have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the MediVision Shares shall be validly issued and outstanding, fully paid and nonassessable.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF OIS

         OIS hereby represents and warrants to MediVision and Premier as follows:

         5.1 POWER AND CAPACITY; AUTHORIZATION. OIS is a corporation duly organized, validly existing and in good standing under the laws of the State of California. OIS has full corporate power and authority to conduct its business as presently conducted by it and to own, lease or operate its assets and properties as presently owned, leased and operated by it and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of OIS, and no other corporate proceedings by OIS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by OIS, and, assuming this Agreement constitutes a legal, valid and binding obligation of each of the other parties hereto, constitutes a legal, valid and binding agreement of OIS, enforceable against OIS in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

         5.2 NO CONFLICTS. The execution, delivery and performance of this Agreement by OIS will not (a) constitute a breach or violation of any provisions of Articles of Incorporation or Bylaws of OIS, (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree applicable to or by which any of them or any of their respective assets or properties is bound, or
(c) conflict with or result in a breach of or default (or any event which, with the giving of notice or lapse of time or both, would constitute a breach or default) under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which any of them is a party or by which any of them or any of their respective assets or properties is bound, which conflict, breach or default would have a material adverse effect on the ability of OIS to perform its respective obligations under this Agreement.

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         5.3 CAPITALIZATION. The authorized capital stock of OIS, on the date hereof, consists of 20,000,000 shares of common stock, of which 4,305,428 shares are issued and outstanding, 100,000 shares of Series A Preferred Stock, of which none is outstanding, and 2,000 shares of Series B Preferred Stock, of which 150 shares are outstanding. The rights, preferences and privileges of such shares are as set forth in the Articles of Incorporation, as amended, and certain Certificates of Designations thereto. All issued and outstanding shares of the Company's capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the registration and qualification of the issuance of securities. OIS has reserved an aggregate of 1,544,345 shares of its common stock for issuance upon exercise of currently outstanding options granted to employees, consultants and others. Except as set forth on SCHEDULE 3.3, there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from OIS of any OIS securities, other than as set forth in the Series B Purchase Agreement between OIS and Premier.

         5.4 ISSUANCE OF STOCK. The Premier Shares to be purchased under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Premier Shares shall be validly issued and outstanding, fully paid and nonassessable.

         5.5 COMMISSION DOCUMENTS; FINANCIAL STATEMENTS. The common stock of OIS is registered pursuant to Section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"). As of their respective dates, the Form 10-K for the year ended August 31, 1999 and the Forms 10-Q for the fiscal quarters ended November 30, 1999 and February 29, 2000 (the "FINANCIAL STATEMENTS") and all other Commission Documents filed by OIS with the Commission after December 31, 1998 complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, neither the Form 10-K nor the Forms 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of OIS as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         5.6 SUBSIDIARIES. OIS has no subsidiaries, either partially or wholly owned.

         5.7 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Financial Statements or on SCHEDULE 3.7 hereto, to its knowledge, OIS has not incurred since February 29, 2000 any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would have a Material Adverse Effect.

         5.8 INDEBTEDNESS. SCHEDULE 3.8 hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of OIS, or for which OIS has commitments, other than the Premier Debt. For the purposes of this Agreement, "INDEBTEDNESS" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business, including, but not limited to, legal fees), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the balance sheet of OIS (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed in SCHEDULE 3.8, OIS is not in default with respect to any Indebtedness other than Premier Debt.

         5.9 CERTAIN FEES. No brokers, finders or financial advisory fees or commissions will be payable by OIS with respect to the transactions contemplated by this Agreement.

         5.10 DISCLOSURE. Neither this Agreement nor the Schedules hereto nor any of the Commission Documents furnished to MediVision by or on behalf of OIS in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under and at the time at which they were made herein or therein, not misleading.

         5.11 EMPLOYEES. OIS does not have any collective bargaining arrangements or agreements covering any of its employees, except as set forth on
SCHEDULE 3.11 hereto.

         5.12 TITLE TO ASSETS. Except as set forth on SCHEDULE 3.12, OIS has good and marketable title to all of its real and personal property having a value in excess of $1,000, free and clear of any Liens, except for those indicated on SCHEDULE 3.12 hereto.

         5.13 ACTIONS PENDING. Except as set forth on SCHEDULE 3.13, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of OIS, threatened against OIS which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as disclosed in the Commission Documents filed by OIS, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of OIS, threatened, against or involving OIS, its properties or assets. Except as disclosed in the Commission Documents filed by OIS, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Body against OIS which could result in a Material Adverse Effect.

         5.14 COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 3.14 hereto, the business of OIS has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, domestic and foreign, except where the conduct of the business of OIS in violation of any of such laws, rules, regulations and ordinances could not reasonably result in a Material Adverse Effect.

         5.15 TAXES. Except as set forth on SCHEDULE 3.15 hereto, OIS has accurately prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of OIS for all current taxes and other charges to which OIS is subject and which are not currently due and payable. Except as disclosed on SCHEDULE 3.15 hereto, none of the federal income tax returns of OIS for the years subsequent to fiscal year 1996 have been audited by the Internal Revenue Service or other domestic or foreign governmental tax agency. Except as disclosed in Commission Filings, OIS has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against OIS for any period that would have a Material Adverse Effect, nor of any basis for any such assessment, adjustment or contingency.

         5.16 INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 3.16, in the conduct of its business as now conducted, OIS owns or possesses all patents, know how, licenses and authorizations from third parties that are necessary for OIS to conduct its business ("Intellectual Property"), free and clear of all liens, charges or encumbrances. OIS has not received a notice of a claim of infringement relating to the Intellectual Property and does not know of any reasonable basis for a claim that such an infringement or violation exists.

                                   ARTICLE VI

               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

         6.1 COVENANTS OF OIS.

                  (a) NO SHOP PROVISION. Commencing on the effective date hereof, OIS and its officers, directors, employees and other agents will not, until the earlier of (i) October 12, 2000 or (ii) termination of this Agreement, directly or indirectly, take any action to solicit or initiate an offer or proposal for a merger or other business combination involving OIS or the acquisition of a material portion of the assets of OIS outside the ordinary course of business of OIS or the sale and purchase of any voting securities of OIS in a single transaction or series of related transactions (each a "TAKEOVER PROPOSAL"). Notwithstanding the foregoing, if OIS (or any of its agents) receives an unsolicited, bona fide Takeover Proposal from a person or entity unaffiliated with OIS, then, to the extent that the Board of Directors of OIS believes in good faith that such Takeover Proposal could, if consummated, result in a transaction materially more favorable to the shareholders or creditors of OIS than the transactions contemplated by this Agreement and, after consultation with and upon the written advice of its counsel, the Board of Directors of OIS concludes that the failure to act on such Takeover Proposal could cause a breach of its fiduciary duties (a "SUPERIOR PROPOSAL"), the Board of Directors of OIS may furnish information to the party making the Superior Proposal and engage in negotiations with such party, provided, however, that such information may only be provided pursuant to a written confidentiality agreement reasonably satisfactory to OIS. OIS will promptly notify MediVision after receipt of any Takeover Proposal and keep MediVision fully informed of the status and details of any such negotiations regarding a Takeover Proposal.

                  (b) OIS BREAK-UP FEE.

                  (i) In the event that OIS enters into an agreement with respect to a Superior Proposal and this Agreement is terminated as a result thereof, OIS shall, or shall cause the party making the Superior Proposal to, pay to MediVision a break-up fee of one hundred fifty thousand dollars ($150,000), which shall be due and payable immediately upon the earlier of the execution of such agreement or the termination of this Agreement.

                  (ii) In the event that this Agreement is terminated by MediVision pursuant to Section 8.1(b) due to a failure by OIS to perform any of its obligations hereunder or the material breach by OIS of any of its representations or warranties hereunder, OIS shall pay to MediVision a break-up fee of one hundred fifty thousand dollars ($150,000), which shall be due and payable within five (5) business days of such termination.

                  (iii) In the event that this Agreement is terminated pursuant to Section 8.1(d) due to the Bankruptcy Court's approval of an Overbid (as defined in Section 6.3(b)) by any person or entity other than MediVision or any of its Affiliates, then OIS shall pay to MediVision a break-up fee of one hundred ten thousand dollars ($110,000), which shall be due and payable upon Bankruptcy Court approval of the Overbid:

                   (c) MAINTENANCE OF EXISTENCE. OIS shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is required either (1) to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used or (2) to carry on its business as now conducted or proposed to be conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) COMPLIANCE WITH REGULATIONS. OIS shall comply in all respects with all Regulations of any Governmental Body if a failure to comply with any such Regulations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (e) CONDUCT OF BUSINESS. During the period from the date hereof through the Closing, OIS shall not, except as MediVision may otherwise consent to in writing:

                  (i) amend its articles of incorporation or bylaws;

                  (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

                  (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to any stockholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities, or make any payments or distributions to shareholders or to any Person to which OIS has any liability (other than trade accounts payable), or make any payments to any officer or director of OIS, except compensation or payments to consultants consistent with past practice.

                  (iv) (1) incur or assume any indebtedness in excess of $5,000 in the aggregate other than the $260,000 Loan contemplated by the Security Agreement and trade payables (including, but not limited to, legal fees); (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person in excess of $5,000 in the aggregate; or (3) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices) in excess of $3,000 in the aggregate;

                  (v) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

                  (vi) except to the extent required by applicable law, change any accounting principle or method or make any election for purposes of foreign, federal, state or local income taxes;

                  (vii) acquire, sell, lease, transfer or dispose of any material property or assets except in the ordinary course of business;

                  (viii) take or suffer any action that would result in the creation, or consent to the imposition, of any lien on any of the properties or assets of OIS;

                  (ix) make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $10,000 in the aggregate; or

                  (x) enter into any agreement to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

                  (f) NOTIFICATION OF BREACH. OIS agrees to promptly notify in writing the other parties hereto of any events, facts or occurrences which would constitute or result in a breach of any representation or warranty made by OIS contained in this Agreement or a breach of any covenant, agreement or obligation of OIS under this Agreement; PROVIDED, HOWEVER, that no such disclosure shall be deemed to cure or relieve any such breach or default.

         6.2 COVENANTS OF MEDIVISION. MediVision agrees to promptly notify in writing the other parties hereto of any events, facts or occurrences which would constitute or result in a breach of any representation or warranty made by MediVision contained in this Agreement or a breach of any covenant, agreement or obligation of MediVision under this Agreement; PROVIDED, HOWEVER, that no such disclosure shall be deemed to cure or relieve any such breach or default.

         6.3 COVENANTS OF PREMIER.

                  (a) TERMINATION OF PRIOR AGREEMENTS; ASSIGNMENT. Premier acknowledges and agrees that, effective at the Closing, the Manufacturing Agreement and the Purchase Agreement shall terminate and its rights with respect to the Premier Debt shall be assigned to MediVision.

                  (b) OVERBID PROCEDURE. Upon execution of this Agreement by the parties hereto, Premier shall prepare and file a motion with the Bankruptcy Court seeking nunc pro tunc approval of this Agreement and the Transactions by and among the parties hereto, pursuant to the following terms and conditions relating to the submission of bids ("OVERBIDS") for the Premier Assets to be sold hereunder:

                  (i) Only persons or entities that comply with the following procedures will be deemed qualified bidders ("QUALIFIED BIDDERS") at the hearing on the motion for approval of the sale of the Premier Assets contemplated herein (the "SALE HEARING"). Only Qualified Bidders will be entitled to submit Overbids at the Sale Hearing. MediVision shall be deemed a Qualified Bidder at the Sale Hearing.

                  (ii) All Qualified Bidders must prequalify at least five (5) days before the Sale Hearing. In order to prequalify, any person or entity intending to submit an Overbid must provide to Premier sufficient evidence of the person or entity's ability to complete the transaction, satisfactory to Premier, including evidence of the person or entity's ability to pay cash not less than the minimum initial Overbid set forth herein.

                  (iii) Any initial Overbid must have a minimum value of $3,400,000 (the "INITIAL OVERBID") subject to adjustment with respect to the Premier Inventory on the same terms and conditions as those set forth in this Agreement. Any Initial Overbid must be for the purchase of the Premier Assets on substantially the same terms as set forth in this Agreement and must be closed within the timeframe required by this Agreement.

                  (iv) If a qualified Initial Overbid is received, bidding will continue at the Sale Hearing in increments of not less than $25,000 in value.

                  (v) All Overbids must be for all, and not less than all, of the Premier Assets and must provide to OIS additional value of not less than $110,000 in excess of the consideration to be received by OIS pursuant to the transactions contemplated by this Agreement and the Funding Agreement.

                  (c) BREAK-UP FEE. If a sale of any or all of the Premier Assets is consummated with a party other than MediVision or any of its Affiliates, Premier shall, at the closing of the transaction, pay to MediVision a break-up fee equal to the greater of (i) one hundred ninety thousand dollars ($190,000) and (ii) five percent (5%) of the final value of the Overbid, as reasonable compensation for the benefit realized by Premier as well as lost opportunity costs, commitment of time and personnel to the transaction process and the out-of-pocket expenses of MediVision in connection with this transaction, including legal fees and costs, fees and costs in connection with an audit of the Premier Assets, costs relating to MediVision's due diligence investigation and additional fees and costs relating to legal and regulatory reviews.

                  (d) NOTIFICATION OF BREACH. Premier agrees to promptly notify in writing the other parties hereto of any events, facts or occurrences which would constitute or result in a breach of any representation or warranty made by Premier contained in this Agreement or a breach of any covenant, agreement or obligation of Premier under this Agreement; PROVIDED, HOWEVER, that no such disclosure shall be deemed to cure or relieve any such breach or default.

         6.4 PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. On and prior to the termination of this Agreement, OIS, Premier and MediVision shall advise and confer with one another prior to the issuance of any reports, statements or releases concerning this Agreement, the terms hereof and the Transactions, except as may be required by the securities laws of the relevant jurisdiction. Nothing contained in this Section 6.4 shall prevent any party at any time from furnishing any information to any Governmental Body or pursuant to the requirements of any applicable law; PROVIDED, HOWEVER, that the disclosing party shall not make any such disclosure without first notifying the other parties and allowing the other parties a reasonable opportunity to seek relief from (or protective order with respect to) the obligation to make such disclosure, such as a request for confidential treatment.

         6.5 FURTHER ASSURANCES. Subject to the terms and conditions provided herein, including Premier's obligations to pursue Overbids and the rights of OIS to pursue one or more Superior Proposals, MediVision, Premier and OIS agree to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the Transactions contemplated by this Agreement and the other Transaction Documents.

                                   ARTICLE VII

                               CLOSING CONDITIONS

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligation of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) BANKRUPTCY COURT APPROVAL. The Bankruptcy Court administering Premier's reorganization under Chapter 11 of the U.S. Bankruptcy Code (Case No. SA00-12031RA) has approved this Agreement and the Transactions contemplated hereby.

                  (b) NO INJUNCTIONS, RESTRAINTS OR LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated hereby is in effect. There is no pending or threatened, claim, action, suit or other legal, administrative, investigative or arbitration proceeding in which it is sought to restrain, enjoin or prohibit the consummation of the transactions contemplated hereby or to obtain damages or other monetary or equitable relief in connection therewith.

                  (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the other parties hereto contained in this Agreement are true, accurate and complete in all material respects as of the Closing Date.

                  (d) PERFORMANCE OF AGREEMENT. The other parties hereto have performed and satisfied in all material respects each of the covenants, agreements and obligations required to be performed and satisfied by them under this Agreement on or prior to the Closing Date.

                  (e) MUTUAL RELEASE. OIS and Premier shall have entered into a mutual release which shall provide complete waivers and releases of all claims against one another, plus covenants by both parties that they will not assert any claims against the other (subject to a single exception for the claim of OIS against Premier for the Termination Fee provided in the Stock Purchase Agreement by and between such parties dated as of February 25, 1998).

                  (f) FUNDING AGREEMENT. The transactions contemplated by the Funding Agreement shall be consummated contemporaneously with the Closing.

                  (g) RIGHTS AGREEMENT. OIS shall have amended the Rights Agreement, dated as of December 31, 1997, as amended from time to time, by and between OIS and American Securities Transfer, Inc. (the "RIGHTS AGREEMENT"), to provide that (i) none of the transactions contemplated by this Agreement will trigger a Distribution Date and (ii) MediVision will not be deemed an Acquiring Person thereunder, as those terms are defined in the Rights Agreement.

                  (h) PUT AND CALL AGREEMENT. MediVision and Premier shall have entered into the Put and Call Agreement.

                  (i) REGISTRATION RIGHTS AGREEMENT. MediVision and OIS shall have entered into a Registration Rights Agreement substantially in the form of EXHIBIT B annexed hereto.

         7.2 CONDITION TO MEDIVISION'S OBLIGATION. The obligation of MediVision to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following condition:

                  (a) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to OIS.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION. This Agreement may be terminated at any time:

                  (a) by mutual written consent of Premier, MediVision and OIS;

                  (b) by any party if the Closing has not occurred by October 12, 2000, and this Agreement has not previously been terminated; PROVIDED, HOWEVER, that the failure to consummate the Closing by such date is not a result of either the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder or the breach by the party so electing of its representations and warranties;

                  (c) by MediVision or OIS if OIS enters into an agreement constituting a Superior Proposal;

                  (d) by any party hereto if the Bankruptcy Court approves an Overbid by any person or entity other than MediVision or any of its Affiliates;

                  (e) by MediVision if Bankruptcy Court Approval is not obtained by the close of business on August 11, 2000; and

                  (f) by any party hereto in the event any court or governmental agency of competent jurisdiction has issued an order, decree or ruling or taken any other action restricting, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and unappealable.

         8.2 EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article VIII, all further obligations of the parties under this Agreement other than the obligations set forth in Sections 6.1(b) and 6.3(c) and shall terminate, and there shall be no liability of any party to another party except for a party's breach of any of its obligations, representations or warranties under this Agreement prior to the termination of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to conflicts of law principles thereof).

         9.2 REMEDIES CUMULATIVE. Except as may otherwise be provided herein, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

         9.3 BROKERAGE. Each party hereto will indemnify and hold harmless the other parties against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         9.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.5 NOTICES. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent to the recipient at its address (or facsimile number, as the case may be) set forth on the signature page hereto or such other address as such party may from time to time designate in writing by certified mail (return receipt requested), facsimile or overnight courier in the manner provided in this Section 9.5.

         9.6 AMENDMENTS AND WAIVERS.

                  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         9.7 SURVIVAL. All representations and warranties made by the parties contained in this Agreement and the respective covenants, agreements and obligations of the parties under this Agreement shall survive the execution and delivery of this Agreement for a period of three years following the Closing.

         9.8 ENTIRE UNDERSTANDING. This Agreement and the agreements to be executed in connection herewith at the Closing, express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter hereof and thereof.

         9.9 EXPENSES. Each party will pay all of its own expenses, including attorney's fees, incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement.

         9.10 COUNTERPARTS. This Agreement may be executed in counterparts and the signatures delivered by telecopy in the manner provided in Section 9.5, each of which shall be deemed to be an original but which taken together shall constitute one agreement with the same effect as of the signatures were upon the same instrument and delivered in person.

         9.11 ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES.

                  (a) Except as otherwise expressly provided herein, this Agreement and the rights hereunder shall not be assignable or transferable by any party without the prior written consent of all the other parties hereto, provided that, if such assignment or transfer is consented to, such assignee or transferee expressly assumes in writing all of the such party's obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  (b) This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

         9.12 INTERPRETATION. This Agreement, including any exhibits, addenda, schedules and amendments, has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.

         9.13 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


              (The rest of this page is intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

OPHTHALMIC IMAGING SYSTEMS


By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

Address:                   221 Lathrop Way, Suite I
                           Sacramento, CA  95815
                           Attention:  President
                           Facsimile No.  (916) 646-0207
                           Telephone No.  (916) 646-2020

With a copy to:            Gibson, Dunn & Crutcher, LLP
                           1530 Page Mill Road
                           Palo Alto, CA  94304
                           Attention:  Lawrence Calof, Esq.
                           Facsimile No.  (650) 849-5333
                           Telephone No.  (650) 849-5300

PREMIER LASER SYSTEMS, INC.


By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

Address:                   3 Morgan
                           Irvine, CA  92618
                           Attention:  President
                           Facsimile:  (949) 859-5241
                           Telephone No.  (949) 859-0656

With a copy to:            O'Melveny & Myers LLP
                           610 Newport Center Drive, #1700
                           Newport Beach, CA  92660
                           Attention:  Suzzanne Uhland, Esq.
                           Facsimile:  (949) 823-6994
                           Telephone:  (949) 823-6971

                [Signature Page to Securities Purchase Agreement]

MEDIVISION MEDICAL IMAGING LTD.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

Address:                   P.O. Box 45
                           Industrial Park
                           Yokneam Elit
                           20692 Israel

With a copy to:            Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention:  Henry I. Rothman, Esq.
                           Tel. No.: (212) 704-6000
                           Fax No.: (212) 704-6288




                [Signature Page to Securities Purchase Agreement]

                                    EXHIBIT A
                                    ---------


                             PUT AND CALL AGREEMENT

                             PUT AND CALL AGREEMENT
                             ----------------------


         This PUT AND CALL AGREEMENT, dated as of August ___, 2000 (this "AGREEMENT"), is entered into by and between Premier Laser Systems, Inc., a California corporation ("PREMIER"), and MediVision Medical Imaging Ltd., an Israeli corporation ("MEDIVISION").

                                   WITNESSETH:

         WHEREAS, Premier, MediVision and Ophthalmic Imaging Systems, a California corporation, are parties to that certain Securities Purchase Agreement dated as of July 13, 2000 (the "PURCHASE AGREEMENT") pursuant to which MediVision is acquiring from Premier, on the date hereof, the Premier Debt, the Premier Shares and the Premier Inventory (as such terms are defined in the Purchase Agreement; all capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement);

         WHEREAS, under the terms of the Purchase Agreement, part of the purchase price for the Premier Debt, the Premier Shares and the Premier Inventory is to be paid by MediVision to Premier in the form of the MediVision Shares; and

         WHEREAS, the Purchase Agreement contemplates the creation of a put option in favor of Premier with regard to the MediVision Shares and the creation of a call option in favor of MediVision with regard to the MediVision Shares, all in accordance with and subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, promises and covenants set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   PUT OPTION

         1.1. SALE OF MEDIVISION SHARES; PUT OPTION. At any time during the five
(5) week period commencing on September 22, 2000 and terminating at 5:00 p.m. New York City time on October 27, 2000 (the "SALE PERIOD"), Premier may sell all or any portion of the MediVision Shares to one or more unaffiliated third party in bona fide arm's-length market transactions on the Brussels EURO.N.M., subject to the restrictions on sale set forth in Section 1.2 below. In the event Premier fails to realize One Million Dollars ($1,000,000.00) of gross proceeds from the sale of MediVision Shares during the Sale Period, MediVision shall, on a mutually acceptable date which is no later than five (5) business days after Premier's written demand therefor after the expiration of the Sale Period (the "PUT OPTION CLOSING DATE"), which demand, signed and verified by an authorized officer of Premier, shall describe in reasonable detail any gross proceeds realized upon such sale, pay to Premier, in cash, an amount equal to the excess of (a) One Million Dollars ($1,000,000.00) over (b) the gross sale price of the MediVision Shares realized by Premier (the "PUT PRICE"). The foregoing shall be subject to reasonable verification by MediVision. Nothing contained in this

Agreement shall obligate Premier to sell any MediVision Shares during the Sale Period. In furtherance of and not in limitation of the foregoing, in the event that Premier does not sell any MediVision Shares during the Sale Period, MediVision shall, within five (5) business days after Premier's written demand therefor after the expiration of Sale Period, pay to Premier One Million Dollars ($1,000,000.00) in cash (the foregoing rights of Premier described in this Section 1.1 shall be referred to collectively as the "PUT OPTION"). On the Put Option Closing Date, in consideration for MediVision's payment of the Put Price to Premier, Premier shall deliver to MediVision all unsold MediVision Shares duly endorsed in blank or accompanied by stock powers duly executed in blank and bearing all necessary stock transfer stamps affixed thereto, sufficient to transfer the MediVision Shares to MediVision on the books of MediVision.

         1.2. RESTRICTIONS OF SALE OF MEDIVISION SHARES. Premier shall hold solely for its own account and shall not sell, transfer, assign, deliver, pledge or any manner dispose of any of the MediVision Shares for a period of six (6) weeks from the date hereof; weekly sales thereafter are not to exceed an aggregate of twenty percent (20%) of the number of MediVision Shares delivered to Premier pursuant to the Purchase Agreement.

         1.3. DELIVERY OF SHARES. If MediVision shall not have delivered to Premier registered and freely transferable MediVision Shares by September 22, 2000, MediVision shall, within five (5) business days after Premier's written demand therefor, pay to Premier One Million Dollars ($1,000,000) in cash (the "MediVision Share Payment").

         1.4. LETTER OF CREDIT. MediVision shall deliver to Premier a Letter of Credit in the amount of up to $1,000,000 securing the obligations of MediVision to Premier with regard to the Put Option or the MediVision Share Payment, as the case may be, substantially in the form attached hereto as EXHIBIT A, upon the payment by Premier of up to $10,000 of expenses and bank fees relating to the issuance thereof.

                                   ARTICLE II

                                   CALL OPTION

         2.1. CALL OPTION. At any time from the date hereof, MediVision may elect to repurchase any unsold MediVision Shares (the "UNSOLD SHARES") from Premier for an amount equal to (a) One Million Dollars ($1,000,000.00) in cash, less (b) any gross proceeds realized by Premier from its prior sales of the MediVision Shares (the "CALL PRICE"), as reasonably verified by MediVision (the "CALL OPTION"). Such Call Option shall be exercised by written notice delivered by MediVision to Premier (the "CALL OPTION NOTICE"). In the event MediVision exercises the Call Option, the closing of the transaction shall occur no later than ten (10) days after Premier's receipt of the Call Option Notice, whereupon MediVision shall deliver the Call Price to Premier and Premier shall deliver the Unsold Shares to MediVision duly endorsed in blank or accompanied by stock powers duly executed in blank and bearing all necessary stock transfer stamps affixed thereto, sufficient to transfer the MediVision Shares to MediVision on the books of MediVision.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF MEDIVISION

         MediVision hereby represents and warrants to Premier as follows:

         3.1. POWER AND CAPACITY; AUTHORIZATION. MediVision is a corporation duly organized, validly existing and in good standing under the laws of Israel. MediVision has full corporate power and authority to conduct its business as presently conducted by it and to own, lease or operate its assets and properties as presently owned, leased and operated by it and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by MediVision's board of directors or other governing body and no other corporate proceedings by MediVision are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MediVision and, assuming this Agreement constitutes a legal, valid and binding obligation of each of the other party hereto, constitutes a legal, valid and binding agreement of MediVision, enforceable against MediVision in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

         3.2. NO CONFLICTS. The execution, delivery and performance of this Agreement by MediVision will not (a) constitute a breach or violation of any provisions of MediVision's articles of incorporation or bylaws or comparable charter documents, (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree applicable to or by which MediVision or any of its assets or properties is bound, or (c) conflict with or result in a breach of or default (or any event which, with the giving of notice or lapse of time or both, would constitute a breach or default) under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which MediVision is a party or by which MediVision or any of its assets or properties is bound, which conflict, breach or default would have a material adverse effect on the ability of MediVision to perform its obligations under this Agreement.

         3.3. CAPITALIZATION. The authorized capital stock of MediVision, on the date hereof, consists of 10,000,000 shares of common stock, of which 5,420,000 shares are issued and outstanding. The rights, preferences and privileges of such shares are as set forth in its Articles of Incorporation, as amended.

         3.4. ISSUANCE OF STOCK. The MediVision Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof and the Purchase Agreement, the MediVision Shares shall be validly issued and outstanding, fully paid and nonassessable.

         3.5. FILED DOCUMENTS; FINANCIAL STATEMENTS. The MediVision Shares shall be duly registered for public sale pursuant to the securities laws of Belgium (the "BELGIAN LAWS"). As of their respective dates, all filings required to be made by MediVision under the Belgian Laws to register the MediVision Shares and all additional filings required to be made by MediVision under the Belgian Laws with respect to the MediVision Shares shall comply in all material respects with the requirements of the Belgian Laws.

                                   ARTICLE IV

                              COVENANTS OF PREMIER

         4.1. COMPLIANCE WITH SECURITIES LAWS. Premier shall comply with all applicable Belgian Laws in connection with the acquisition of the MediVision Shares, including but not limited to, the delivery of such instruments, undertakings and documents as shall be necessary or customary to effect the delivery of the MediVision Shares by MediVision to Premier.

                                   ARTICLE V

                                  MISCELLANEOUS

         5.1. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to conflicts of law principles thereof).

         5.2. REMEDIES CUMULATIVE. Except as may otherwise be provided herein, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

         5.3. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         5.4. NOTICES. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent to the recipient at its address (or facsimile number, as the case may be) set forth on the signature page hereto or such other address as such party may from time to time designate in writing by certified mail (return receipt requested), facsimile or overnight courier in the manner provided in the Purchase Agreement.

         5.5. AMENDMENTS AND WAIVERS.

                  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         5.6. SURVIVAL. All representations and warranties made by the parties contained in this Agreement and the respective covenants, agreements and obligations of the parties under this Agreement shall survive until the closing of the Put Option or the Call Option, whichever is the first to occur.

         5.7. ENTIRE UNDERSTANDING. This Agreement and the agreements to be executed in connection herewith at the Closing of the Purchase Agreement, express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter hereof and thereof.

         5.8. EXPENSES. Each party will pay all of its own expenses, including attorney's fees, incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement.

         5.9. COUNTERPARTS. This Agreement may be executed in counterparts and the signatures delivered by telecopy on the manner provided in Section 5.4, each of which shall be deemed to be an original but which taken together shall constitute one agreement with the same effect as of the signatures were upon the same instrument and delivered in person.

         5.10. ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES.

                  (a) Except as otherwise expressly provided herein, this Agreement and the rights hereunder shall not be assignable or transferable by either party without the prior written consent of all the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  (b) This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

         5.11. INTERPRETATION. This Agreement, including any exhibits, addenda, schedules and amendments, has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.

         5.12. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


              (THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

         IN WITNESS WHEREOF, the parties hereto have executed this Put and Sale Agreement as of the date first above written.

PREMIER LASER SYSTEMS, INC.


By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

Address:                   3 Morgan
                           Irvine, CA  92618
                           Attention:  President
                           Facsimile:  (949) 859-5241
                           Telephone No.  (949) 859-0656

With a copy to:            O'Melveny & Myers LLP
                           610 Newport Center Drive, #1700
                           Newport Beach, CA  92660
                           Attention:  Suzzanne Uhland, Esq.
                           Facsimile:  (949) 823-6994
                           Telephone:  (949) 823-6971


MEDIVISION MEDICAL IMAGING LTD.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

Address:                   P.O. Box 45
                           Industrial Park
                           Yokneam Elit
                           20692 Israel

With a copy to:            Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention:  Henry I. Rothman, Esq.
                           Tel. No.: (212) 704-6000
                           Fax No.: (212) 704-6288

                                    EXHIBIT B
                                    ---------

                          REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B
                                                                       ---------
                                                                   TO SECURITIES
                                                              PURCHASE AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


         REGISTRATION RIGHTS AGREEMENT, dated as of _____ ___, 2000 (this "AGREEMENT"), among OPHTHALMIC IMAGING SYSTEMS, INC. a corporation organized and existing under the laws of the state of California (the "COMPANY"), and MEDIVISION MEDICAL IMAGING LTD., a corporation organized and existing under the laws of Israel (the "INVESTOR").

         Pursuant to the Working Capital Funding Agreement, dated as of July 12, 2000, between the Investor and the Company (the "FUNDINg AGREEMENT"), the Investor has the right to convert loans made by the Investor to the Company into shares of common stock of the Company, as more particularly described on Schedule __ annexed hereto (the "CONVERSION SHARES").

         Pursuant to the Securities Purchase Agreement, dated as of July 12, 2000 (the "SECURITIES PURCHASE AGREEMENT"), among the Investor, the Company and Premier Laser Systems, Inc. ("PREMIER"), the Investor has acquired the shares of common stock of the Company, as more particularly described on Schedule __ annexed hereto (the "PREMIER SHARES").

         In order to induce the Investor to enter into the Funding Agreement and the Securities Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

         In consideration of the foregoing and the covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

    1. DEFINITIONS.

                  As used herein, unless the context otherwise requires or unless otherwise defined, the following terms have the following respective meanings:

                  "AFFILIATE": The meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).

                  "AGREEMENT": As defined in the first paragraph hereof.

                  "BLUE SKY FILING":  As defined in Section 2.7.

                  "COMMISSION": The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "COMMON STOCK": The Conversion Shares and the Premier Shares, collectively, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  "COMPANY": As defined in the first paragraph hereof.

                  "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended.

                  "INDEMNITEES": As defined in Section 2.7.

                  "INVESTOR": As defined in the first paragraph hereof.

                  "INVESTOR AFFILIATE": As defined in Section 7.

                  "LOSS": As defined in Section 2.7.

                  "PERSON": A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "FUNDING AGREEMENT": As defined in the second paragraph hereof.

                  "REGISTRABLE SECURITIES": Any (i) shares of Common Stock; and
(ii) shares of Common Stock issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (b) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or are eligible for sale under Rule 144 (k) (or any successor provision); (c) such securities shall have been otherwise transferred to a person who is not an Investor Affiliate of the Investor; or (d) such securities shall have ceased to be outstanding.

                  "REGISTRATION EXPENSES": All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses of listing the Registrable Securities being registered on any securities exchange, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incidental to such performance and compliance, all expenses incurred by the Investor for its own counsel but excluding any and all selling expenses relating to the Registrable Securities including underwriting discounts, non-accountable expenses allowances and commissions, if any;

                  "SECURITIES ACT":  The Securities Act of 1933, as amended.

                  "SECURITIES PURCHASE AGREEMENT": As defined in the third paragraph hereof.

    2. REGISTRATION UNDER SECURITIES ACT.

         2.1 DEMAND REGISTRATION.

                  (a) REQUEST. At any time beginning 180 days after the date hereof, two times only (but only one time if the Company effects the registration of the Registrable Securities on Form S-3 or any successor form that permits a "shelf" registration), upon the written request of holders of at least 25% of the Registrable Securities, that the Company, effect the registration under the Securities Act of all or part of the Registrable Securities, the Company shall promptly give written notice of such request to all registered holders of Registrable Securities, and thereupon the Company shall use its best commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register by all such holders for disposition in accordance with the intended method of disposition stated in such request. Promptly after receipt of such request, the Company shall give notice thereof to all other securityholders of the Company, if any, that are entitled to participate in such registration. The Company shall file the registration statement requested pursuant to this subsection (a) not later than 30 days following such request, subject to Section 2.6, and shall use its best commercially reasonable efforts to have such registration statement declared effective as soon as possible after the filing thereof.

                  (b) UNDERWRITING. If the Registration Statement is for an underwritten offering for Common Stock of the Company, the right of the Investor to include all or a portion of the Registrable Securities in a registration pursuant to this Section 2 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. If the Investor proposes to distribute the Registrable Securities through such underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company and the Investor shall determine the number of shares each party shall include in such underwriting. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered not later than 10 days prior to the date the Registration Statement is filed with the Commission. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                  (c) REGISTRATION STATEMENT FORM. Registrations under this
Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to holders of a majority of the Registrable Securities proposed to be sold and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition.

                  (d) EXPENSES. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1.

                  (e) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected and shall not be considered the demand registration which may be requested pursuant to subsection (a) of this Section 2.1 unless (A) a registration statement with respect thereto has become effective, (B) such registration statement has remained effective for the later to occur of the following: (i) two years from the effective date of the registration statement or (ii) the date such registered securities cease to be Registrable Securities and (C) such registration statement has not become subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason or such registration statement has become effective within 30 days thereafter.

         2.2 INCIDENTAL REGISTRATION.

                  (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s), whether or not for sale for its own account, it shall give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder specifying the Registrable Securities intended to be disposed of by such holder, made within 15 days after the receipt of any such notice, which request shall specify the Registrable Securities intended to be disposed of by such holder, the Company shall use its best commercially reasonable efforts to include in the registration under the Securities Act all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition of such Registrable Securities to be so registered. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under
Section 2.1, nor shall it be deemed to have been effected pursuant to Section
2.1. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2. The Company shall have the right to withdraw or cancel any registration under this Section 2.2 in its sole discretion at any time, PROVIDED, HOWEVER, that the Investor shall retain all registration rights pursuant to this Section 2.2.

                  (b) PRIORITY IN INCIDENTAL REGISTRATIONS. In a registration pursuant to this Section 2.2 involving an underwritten offering, whether or not for sale for the account of the Company, if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that the number of securities requested by stockholders to be included in such registration would substantially interfere with its ability to effect such offering in accordance with the intended method thereof (such letter to state the basis of such belief and the approximate number of such securities that may be distributed without such effect), then the Company may, upon written notice to all holders of such securities, reduce the number of Registrable Securities requested to be included in such registration (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) and, if such reduction is not sufficient to eliminate such effect, then reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of Registrable Securities requested to be registered by the holders of the Registrable Securities, on the one hand, and the holders of other securities of the Company (whether issued before or after the date hereof), on the other hand, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by the holders thereof participating in such registration, on the one hand, and the amount of other securities of the Company owned by the holders thereof participating in such registration, on the other hand, so that the aggregate number of securities included in such registration shall be equal to the number of shares stated in such managing underwriter's letter; PROVIDED, HOWEVER, that to the extent the Company has granted "piggyback" registration rights to other holders of its securities prior to the date hereof and such registration rights do not permit the Company to comply with this provision, in the reasonable opinion of the Company's counsel, to the extent such holders request registration of their securities, the Company will use its best commercially reasonable efforts to achieve as close a result as is possible to that intended by this Section 2.2(b) without breaching such other agreements. The number of securities to be included in such registration by the holders of Registrable Securities shall be apportioned among all holders thereof participating in the registration in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each holder thereof or as they may otherwise agree. The number of securities to be included in such registration by the holders of other securities of the Company shall be apportioned among all holders thereof participating in the registration in proportion (as nearly as practicable) to the amount of other securities owned by each holder thereof or as they may otherwise agree.

         2.3 REGISTRATION PROCEDURES. In connection with the Company's obligations pursuant to Sections 2.1 and 2.2, the Company and where applicable, the Investor, will as expeditiously as possible:

                  (a) in the case of a registration pursuant to Section 2.1, prepare and file with the Commission a registration statement or registration statements on any appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective and to remain continuously effective for so long as the selling holders of the Registrable Securities shall request (but in no event longer than the period set forth in 2.1(e)(B);

                  (b) in the case of a registration pursuant to Section 2.1, prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to the Securities Act, PROVIDED that prior to filing any such amendments or supplements or any documents that would be incorporated by reference in such registration statement (filed pursuant to Section 2.1 or 2.2 hereof), the Company shall furnish to the Investor, its counsel and the underwriters, if any, copies of all such documents proposed to be filed (other than documents filed under the Exchange Act), and the Company shall consider all reasonable requests by the Investor or the underwriters for modifications of any such amendments, supplements or documents incorporated by reference; and the Company and the Investor will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement (including Regulation M and any similar successor regulations) during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

                  (c) notify the selling holders of Registrable Securities, and the managing underwriters, if any, as promptly as practicable, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when it has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company made as contemplated by subsection (k) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event that requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                  (d) in the case of a registration pursuant to Section 2.1, make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

                  (e) in the case of a registration pursuant to Section 2.1, if requested in a timely manner by the managing underwriters, as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of Registrable Securities being sold in connection with an underwritten offering agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement with respect to information relating to any holder or the terms of the sale or offering of the Registrable Securities if requested in a timely manner in writing by any holder of Registrable Securities covered by such registration statement or any underwriter of such Registrable Securities;

                  (f) furnish to the lead managing underwriter and each holder of Registrable Securities selling Registrable Securities thereunder, without charge, at least one signed copy of the registration statement or statements and any post-effective amendment thereto, and to each other selling holder of Registrable Securities, at least one conformed copy thereof, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (g) deliver to each holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request;

                  (h) in the case of a registration pursuant to Section 2.1, prior to any public offering of Registrable Securities, use its best commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; PROVIDED that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (i) in the case of a registration pursuant to Section 2.1, cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to the closing of any sale of Registrable Securities to the underwriters; PROVIDED that the Company receive such request in writing not less than 10 days prior to such closing;

                  (j) in the case of a registration pursuant to Section 2.1, upon the occurrence of any event contemplated by clause (c)(vi) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the selling holders of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (k) in the case of a registration pursuant to Section 2.1, enter into such agreements (including an underwriting agreement) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, when an underwriting agreement is entered into and when the registration is an underwritten registration, (i) make such representations and warranties to the underwriters with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers in similar offerings; (ii) obtain opinions of counsel to the Company (which may be the general counsel) addressed to the underwriters and updates thereof in the form, scope and substance as are customary in similar offerings; (iii) enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings; (iv) furnish a signed counterpart, addressed to such underwriters, of a "comfort" letter, dated the effective date of such registration statement (and dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering the matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities, (v) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 2.7 with respect to all parties to be indemnified pursuant to such section, with such other indemnification provisions as are customary and acceptable to the underwriters, the holders of a majority of the Registrable Securities proposed to be sold and the Company; and (vi) the Company shall deliver such documents and certificates as may reasonably be requested by the managing underwriters, if any, to evidence compliance with this paragraph
(k) and with any customary conditions contained in the underwriting agreement. The above shall be done at each closing under such underwriting or as and to the extent required thereunder;

                  (l) otherwise use its best commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of any 12-month period (i) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement and (ii) beginning with the first day of the Company's first fiscal quarter next succeeding any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering, which statements shall cover such 12-month periods;

                  (m) use its best commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which securities of the class then being registered are listed; and

                  (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

                  The Company may require each holder of Registrable Securities as to which any registration is being effected to promptly furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each holder of Registrable Securities as to which any registration is being effected agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the happening of any event as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such holder or the distribution of such Registrable Securities or omits to state any material fact regarding such holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(c)(ii), (iii), (v), (vi) or (vii), such holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in such Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering the Registrable Securities at the time of receipt of such notice.

         2.4 UNDERWRITTEN OFFERINGS. In the case of any underwritten offering requested pursuant to Section 2.1, the holders of a majority of the Registrable Securities proposed to be sold shall select the investment banking firm or firms, which shall be reasonably satisfactory to the Company. The Company shall enter into an underwriting agreement which shall contain, customary representations and warranties and shall be reasonably satisfactory in form and substance to the holders of a majority of the Registrable Securities proposed to be sold.

                  If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company shall select the investment banking firm or firms in its sole discretion and the holders of Registrable Securities to be distributed therein shall be parties to the underwriting agreement between the Company and the underwriters.

         2.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give the selling holders of Registrable Securities, their underwriters, and their respective counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto (other than documents filed under the Exchange Act and incorporated by reference therein), and shall give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION Covenants. The obligations of the Company under Section 2.1 to use its best commercially reasonable efforts to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

                  (a) The Company shall be entitled to postpone the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1 for a reasonable period of time (but not exceeding 60 days) if the Company determines, in its reasonable judgment, that such registration and offering, or such offers and sales, would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require the Company to disclose material non-public information. The Company shall promptly give the requesting holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the requesting holders of Registrable Securities shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days (or within the period of postponement if such period is less than 30 days) after receipt of the notice of postponement in the event of such withdrawal, such request shall not be deemed a request for registration pursuant to Section 2.1 hereof.

                  (b) No holder of Registrable Securities may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         2.7 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of Registrable Securities, the Company shall indemnify, defend and hold harmless the holder of any Registrable Securities that are covered by such registration statement, each other Person who participates as an underwriter in the offering or sale of such securities and each person who controls any such holder or underwriter within the meaning of the Securities Act, and each of the respective partners, officers, directors, employees and agents of the foregoing in their respective capacities as such (the "INDEMNITEES"), to the full extent lawful, from and against any and all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement and expenses (including, without limitation, reasonable attorneys' fees and disbursements), whether joint or several (collectively, a "LOSS"), to which any such Indemnitee may become subject under the Securities Act or any other statute or common law, insofar as any such Loss may arise out of or be based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will defend each Indemnitee in connection with investigating or defending such Loss and provide each Indemnitee with counsel reasonably acceptable to such Indemnitee or, if the Company fails to defend each Indemnitee on a timely basis, as set forth in
Section 2.7(c), reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending such Loss; PROVIDED, HOWEVER, that such indemnification covenant shall not (i) apply to any Loss arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee specifically stating that it is for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing or
(ii) inure to the benefit of any underwriter or person controlling such underwriter to the extent that any such Loss arises out of such Indemnitee's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

                  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee and shall survive the transfer of such securities by any Indemnitee. In no event shall any indemnity paid by the Company to any indemnified party pursuant to this Section 2.7(a) or otherwise exceed the net proceeds received by the Investor in such offering.

                  (b) INDEMNIFICATION BY THE HOLDERS OF REGISTRABLE SECURITIES. As a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.1 or 2.2, the Company shall have received an undertaking satisfactory to it from each prospective seller of such Registrable Securities to indemnify, defend and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 2.7) the Company, each other person who participates as an underwriter in the offering or sale of such securities and each person who controls any such holder or underwriter within the meaning of the Securities Act, and each of their respective partners, officers, directors, employees and agents, and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any Blue Sky Filing, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In no event shall any indemnity paid by any seller to the Company pursuant to this Section 2.7(b) or otherwise exceed the net proceeds received by such seller in such offering.


                  (c) INDEMNIFICATION PROCEDURE. Any party entitled to indemnification under this Section 2.7 (the "INDEMNIFIED PARTY") will give prompt written notice (the "NOTICE") to the other party (the "INDEMNIFYING PARTY") of any matters giving rise to a claim for indemnification; PROVIDED, that the failure of indemnified party to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is asserted against the indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises the indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of the Notice to notify, in writing, the indemnified party of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this
Section 2.7 to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section 2.7 for an action or claim brought by a third party shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received for expenses related to the legal defense or investigation, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject pursuant to the law.

         2.8 REGISTRATION EXPENSES. All Registration Expenses, shall be borne by the Company whether or not any registration statement becomes effective. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and the fees and expenses of any Person, including special experts, retained by the Company.

    3. AMENDMENTS AND WAIVERS. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holders of a majority of the amount of Registrable Securities then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 3, whether or not such securities shall have been marked to indicate such consent.

    4. REGISTRATION RIGHTS. The Company covenants that it will not grant any right of registration under the Securities Act relating to any of its shares of capital stock or other securities to any Person other than pursuant to this Agreement unless the rights so granted to such other Person, except as provided herein, do not limit or restrict the Investor's rights hereunder.

    5. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, such beneficial owner may, at its election and upon notice to the Company, be treated as the holder of such securities for purposes of any request or other action by any holder or holders of securities pursuant to this Agreement or any determination of any number or percentage of shares of securities held by any holder or holders of securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

    6. NOTICES. Any notice or demand that is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, facsimile transmission or courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:


         If to the Company:                 Ophthalmic Imaging Systems, Inc.
                                            Address: 221 Lathrop Way, Suite I
                                            Sacramento, CA  95815
                                            Attention:  President
                                            Facsimile No.  (916) 646-0207
                                            Telephone No.  (916) 646-2020

         With a copy to:                    Gibson, Dunn & Crutcher, LLP
                                            1530 Page Mill Road
                                            Palo Alto, CA  94304
                                            Attention:  Lawrence Calof, Esq.
                                            Facsimile No.  (650) 849-5333
                                            Telephone No.  (650) 849-5300


         If to the Investor:                Medivision Medical Imaging Ltd.
                                            P.O. Box 45
                                            Industrial Park
                                            Yokneam Elit
                                            20692 Israel

         With a copy to:                    Parker Chapin LLP
                                            The Chrysler Building
                                            405 Lexington Avenue
                                            New York, New York 10174
                                            Attention: Henry I. Rothman, Esq.
                                            Fax No.: (212) 704-6288

         If to any other holder of Registrable Securities, at such address set forth in the Company's records, or with respect to any party hereto, at any other address designated in writing in accordance with the provisions of this
Section 6.

    7. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The rights or any portion thereof of the Investor herein may not be assigned by the Investor without the written consent of the Company except that such rights may be assigned by the Investor at its sole discretion (and thereupon by such assignee) without the consent of the Company to an Investor Affiliate (as defined below); PROVIDED, HOWEVER, that (A) the Company is given prior written notice by the assignor stating the name and address of the permitted assignee and identifying the Registrable Securities with respect to which such rights are being assigned, and (B) such assignee agrees in writing to be bound by the terms of this Agreement. For purposes of this Section 7, an "INVESTOR AFFILIATE" is any Person controlled by or under common control with the Investor.

    8. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

    9. GOVERNING LAW. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

    10. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.



                                  [END OF PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                                        OPHTHALMIC IMAGING SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        MEDIVISION MEDICAL IMAGING LTD.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:







                [SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT]